UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SHIFTPIXY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 2 to Schedule 14A (“Amendment No. 2”) is being filed to amend ShiftPixy, Inc.’s definitive proxy statement for its 2019 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on January 14, 2019, in order to correct typographical errors and one notational omission.

The first error relates to references to the date of the Annual Meeting. All references in the Proxy Statement to “Monday, March 8, 2019” are hereby changed to “Friday, March 8, 2019.”

The second error relates to a date referenced in note (1) to the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” table on page 3 of the Proxy Statement. The correct date according to the applicable rule should be 60 days from the date of the original filing, which was January 14, 2019. Accordingly, the date listed in the first sentence of note (1) is hereby changed from January 8, 2019, to January 14, 2019, so that the sentence reads as follows: “‘Beneficial ownership’ includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of January 14, 2019.”

The third error relates to an omission from note (3) to the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” table on page 3 of the Proxy Statement. The following additional information is hereby added to note (3): “On May 1, 2018, a Form 4 was filed regarding a transaction in shares of ShiftPixy common stock, par value $0.0001 per share, completed by Mr. Stephen J. Holmes. The Form 4 indicates that (a) on April 27, 2018, Mr. Holmes transferred and pledged 710,000 shares to Stock Loan Solutions, LLC (‘Lender’) as collateral for a non-recourse loan; (b) the term of the loan is 3 years; (c) Mr. Holmes intended to use a portion of the proceeds from the term loan to liquidate some personal obligations; (d) as beneficial owner of the shares pledged to it as collateral, the Lender may take any and all actions with respect to such shares, including selling, assigning, transferring, pledging, hypothecating, lending, or encumbering the same, or enter into hedging arrangements, or create and trade derivative instruments backed by such shares as called for in the loan agreements; (e) absent a default, Mr. Holmes retains a conditional right to exercise the voting rights applicable to such shares; and (f) Mr. Holmes may, within applicable timeframes, elect for the loan to be a Full Recourse Loan, thereby retaining the right to recover the collateral. Because of his conditionally retained voting rights and right to recover the collateral, we included the 710,000 shares in the number of shares beneficially owned by Mr. Holmes.”

All other items of the Proxy Statement are incorporated herein by reference without changes.

Except as specifically discussed in this Explanatory Note, this Amendment No. 2 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 2 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

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